Exhibit 10.2

[Pursuant to Item 601(a)(5) of Regulation S-K, schedules and attachments to this exhibit have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.]

CONFIRMATORY OF OWNERSHIP AND OWNERSHIP ASSIGNMENT OF INTELLECTUAL PROPERTY

WHEAEAS STRONG/MDI SCREEN SYSTEMS INC., a company existing under the laws of Québec with an address at 1440 Rue Raoul-Charette, Joliette, QC J6E 8S7 (the Assignor”), is or was the owner of all right, title and interest in and to certain intellectual property (the “Intellectual Property”) consisting of and including:

a. inventions or improvements or designs, or other innovations, including trade secrets and confidential information (the “Inventions”),

b. trademarks, tradenames, domain names, social media handles and/or other indicia of goodwill (the “Trademarks”), and/or

c. certain works (the “Works”), as summarized in Schedule “A”;

AND WHEREAS, STRONG/MDI SCREEN SYSTEMS, INC., a company incorporated under the laws of British Columbia with its registered address at 2300 – 550 Burrard Street, Vancouver, BC V6C 2B5 (the “Assignee”), has acquired from Assignor the entire right, title and interest in and to the Intellectual Property;

NOW THEREFORE, for sufficient, good, and valuable consideration, the receipt of which is hereby acknowledged, the Assignor confirms that it has and, for greater certainty, to the full extent that it has not done so previously, it does hereby sell, assign, transfer, and set over to the Assignee the entire right, title, and interest in and to the Intellectual Property, including:

● the Inventions;

● the Trademarks, including the goodwill of the business symbolized by the Trademarks;

● the Works, including all portions of the Works, all literary, dramatic, musical and/or artistic works embodied in the Works and all portions of the Works, and all copyright in the Works and all portions of the Works and any tangible copies of the Works;

● all patent, design, trademark, copyright, utility model, petty patent or other applications for registration of intellectual property rights that may be filed for the Inventions, the Trademarks or the Works (the “Applications”), including the applications listed in Schedule “A”;

● all national phase applications arising from the Applications;

● all continuations, divisions, renewals of, or substitutes for the Applications;

● the right to file counterparts to the Applications in all countries and regions;

● the right to claim priority from the Applications in all countries and regions;

● each and every additional application that claims any part of the Inventions;

● each and every additional application that is in any way based on or claims priority from or corresponds to the Applications;

● all patents, design registrations, copyright registrations, trademark registrations, or registrations of other recognized form of intellectual property, including utility models, petty patents, or innovation patents, which may be granted on or as a result thereof (the “IP Registrations”), including the registrations listed in Schedule “A”;

● any reissue or reissues of any Applications for patents; and

● all causes of action and rights to bring suit for past, present, and future infringement of rights in the Inventions, the Trademarks and the Works, including the Applications and the IP Registrations, and all claims for and rights to collect damages, profits, and all other remedies and relief in respect thereof, including other compensation in respect of pre-grant activities; the same to be owned by the Assignee, the Assignee’s successors, assigns, nominees, or legal representatives, for the full term or terms of the patents entirely as the same would have been owned by the Assignor, had this Assignment, sale, and transfer not been made.

The Assignor hereby covenants that at the request of the Assignee, the Assignor will:

● promptly execute any further proper documents that may be required or expedient to give effect to this Assignment in any country or region; and

● exercise the Assignor’s rights in relation to the inventor(s) of the Inventions or the author(s) of the Works to secure their cooperation in executing any proper documents that the Assignee may reasonably request for the purpose of securing or enforcing intellectual property protection for the Inventions or the Works in any countries or regions and/or giving effect to this Assignment.

The Assignor hereby covenants that the Assignor has full right to convey the entire interest herein assigned; and has not executed and will not execute any agreement to transfer any rights in the Inventions, the Works, the Applications and/or the IP Registrations to anyone other than the Assignee or that is otherwise in conflict herewith.

The Assignor hereby authorizes and requests any official of any country or countries whose duty it is to issue registered forms of intellectual property protection to issue to the Assignee, the Assignee’s successors, assigns, nominees, or legal representatives all IP Registrations based on the Applications in accordance with the terms of this Assignment.

The terms of the Assignment shall enure to the benefit of and be binding upon the parties, their heirs, estates, executors, administrators, legal representatives, successors and assigns.

This Assignment may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument. Signatures affixed by electronic means or transmitted by electronic means such as facsimile or email will be deemed to be original signatures and fully binding.

EXECUTED at Charlotte, NC (place of execution) on May 18, 2023 (date).

STRONG/MDI SCREEN SYSTEMS INC. (the Assignor)

By:	/s/ Mark Roberson
Title:	Chief Executive Officer
Date:	May 18, 2023

STATEMENT OF ACCEPTANCE

The foregoing Assignment is hereby accepted by the Assignee.

STRONG/MDI SCREEN SYSTEMS, INC. (the Assignee)

By:	/s/ Todd Major
Title:	Secretary and Treasurer
Date:	May 18, 2023

Schedule “A”

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